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Filed with the Securities and Exchange Commission on September 10, 2002 Registration No. 333-63362

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHICAGO PIZZA & BREWERY, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	16162 Beach Boulevard Suite 100 Huntington Beach, CA 92647 (Address of Principal Executive Office)	33-0485615 (IRS Employer Identification Number)

CHICAGO PIZZA & BREWERY, INC. 1996 STOCK OPTION PLAN;
OPTION AGREEMENT WITH PAUL A. MOTENKO; and
OPTION AGREEMENT WITH JEREMIAH J. HENNESSY
 (Full title of the Plans)

Paul A. Motenko
Co-Chief Executive Officer, Chairman of the Board,
Vice President and Secretary
Chicago Pizza & Brewery, Inc.
16162 Beach Boulevard, Suite 100
Huntington Beach, CA 92647
 (Name And Address Of Agent For Service)

(714) 848-3747
 (Telephone number, including area code,of agent for service)

Copy to:

Catherine DeBono Holmes, Esq.
Jeffer, Mangels, Butler & Marmaro LLP
1900 Avenue of the Stars, Seventh Floor
Los Angeles, CA 90067
(310) 203-8080

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	1,200,000	$4.16(2)	$4,992,000(2)	$1,248.00

Common Stock, no par value	661,358	$2.75(3)	$1,818,734.50(3)	$454.68

TOTAL	1,861,358	—	—	$1,702.68(4)

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933 as amended ("Securities Act"), this Registration Statement also includes an indeterminable number of additional shares that may become issuable, pursuant to the antidilution adjustment provisions of the Chicago Pizza & Brewery, Inc. 1996 Stock Option Plan.

(2)
When the Form S-8 was originally filed on June 19, 2001, the amounts in these columns were estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457 (h) and Rule 457 (c) under the Securities Act these amounts were computed on the basis of the average of the high and low prices for the Registrant's Common Stock, no par value ("Common Stock") as reported by the Nasdaq Stock Market SmallCap Market System on June 15, 2001.

(3)
Pursuant to Rule 457(h) under the Securities Act, these amounts have been computed upon the basis of the price at which the options may be exercised.

(4)
Previously paid.

EXPLANATORY NOTE

        This Amendment No. 1 to Registration Statement on Form S-8 includes a Prospectus, prepared in accordance with the requirements of Form S-3, which, pursuant to General Instruction C of Form S-8, may be delivered in connection with the offer and sale by certain employees of the Registrant and by certain officers and directors of the Registrant who may be deemed "affiliates" of the Registrant, as that term is defined under Rule 405 of the Securities Act.

        Approximate date of commencement of sale to public: From time to time after the Registration Statement becomes effective.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the section 10(a) Prospectus has been omitted from this Amendment No. 1 to Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8. Documents containing the information specified in this Part I will be sent or given to holders of options under the Chicago Pizza & Brewery, Inc. 1996 Stock Option Plan.

I-1

PROSPECTUS

1,351,358 Shares

CHICAGO PIZZA & BREWERY, INC.

Common Stock

no par value per share

        This Prospectus covers the reoffer and resale by executive officers and directors of Chicago Pizza & Brewery, Inc. (the "Company") of up to 1,351,358 shares of the Company's Common Stock, no par value ("Common Stock"). The Common Stock offered hereby consists of (i) up to 690,000 shares which may be issued in the future to directors and executive officers of the Company upon exercise of options under the Chicago Pizza & Brewery, Inc. 1996 Stock Option Plan; (ii) 330,679 shares which may be issued in the future upon exercise of options granted pursuant to the Option Agreement dated December 20, 2000 between the Company and Paul A. Motenko ("Option Agreement with Paul A. Motenko"); and (iii) 330,679 shares which may be issued in the future upon exercise of options granted pursuant to the Option Agreement dated December 20, 2000 between the Company and Jeremiah J. Hennessy ("Option Agreement with Jeremiah J. Hennessy").

        The Common Stock is quoted on the Nasdaq National Market System under the trading symbol CHGO.

        The Common Stock may be offered for sale from time to time in the market or in privately negotiated transactions. The Company will not receive any proceeds from the sale of these shares of Common Stock.

        FOR INFORMATION REGARDING CERTAIN RISKS RELATING TO THE REGISTRANT, SEE "RISK FACTORS" ON PAGES 5 TO 8 HEREOF.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is September 10, 2002.

WHERE YOU CAN FIND MORE INFORMATION

        The Company is required to file annual, quarterly and special reports, proxy statements and other information with the SEC. The Company's filings are available to the public over the Internet at the SEC's home page located at (http://www.sec.gov) or you may read and copy any document at the SEC Public Reference Rooms located at:

        450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549-1004; and

        CitiCorp Center 500 W. Madison Street Suite 1400, Chicago, Illinois 60661.

        Please call the SEC at 1-800-732-0330 for more information about the public reference rooms and requesting documents.

        The SEC allows the Company to "incorporate by reference" in this prospectus the information the Company files with them, which means the Company can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act:

1.
The Company's Proxy Statement for the Annual Meeting of Stockholders, held June 19, 2002.

2.
The Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Commission on March 26, 2002.

3.
The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

4.
The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.

6.
The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2 filed with the Commission on June 28, 1996, as amended by the Company's Registration Statement on Form SB-2/A filed with the Commission on August 1, 1996 and the Company's Registration Statement on Form SB-2/A filed with the Commission on August 22, 1996 (File No. 333-5182-LA).

        You may request a copy of any or all of these filings, free of charge, by writing or telephoning the Company at the following address:

        Chicago Pizza & Brewery, Inc., 16162 Beach Boulevard, Suite 100, Huntington Beach, CA 92647 (714) 848-3747

        You may also direct your requests via e-mail to dianne@bjsbrewhouse.com.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. The Company has not authorized anyone else to provide you with different information. The Company is not making an offer of the shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any other date than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those set forth in this Prospectus, included under the caption "Risk Factors." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such statements or to publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company's expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

THE COMPANY

        Chicago Pizza & Brewery, Inc. owns and operates 27 casual dining restaurants, some of which incorporate microbreweries. Seventeen of the BJ's restaurants are located in Southern California, one in Boulder, Colorado, four in Oregon and one in Chandler, Arizona. In addition, the Company operates four Pietro's restaurants in Oregon and has a BJ's licensing agreement with a restaurant in Lahaina, Maui. BJ's restaurants offer customers moderate prices and tremendous value on an incredible menu that includes deep-dish Chicago-style pizza as well as sandwiches, salads, fabulous desserts, critically acclaimed hand-crafted beers and more. The four Pietro's Pizza restaurants serve primarily Pietro's thin-crust pizza in a very casual, counter-service environment.

        The Company's fundamental business strategy is to grow through the additional development and expansion of the BJ's brand. In addition to developing new BJ's restaurant and brewery operations, the Company plans to pursue acquisition opportunities which may involve conversion to the BJ's concept or the operation of additional complementary concepts. For a more detailed description of the Company's operations, see the Company's description of business in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

        The Company was incorporated in California on October 1, 1991. The Company's principal executive offices are located at 16162 Beach Boulevard, Suite 100, Huntington Beach, CA 92647; its telephone number is (714) 848-3747.

RISK FACTORS

        AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED HEREIN OR INCORPORATED HEREIN BY REFERENCE, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS.

        LACK OF DIVERSIFICATION. The Company currently intends to operate primarily full service restaurants and brewhouses only. As a result, changes in consumer preferences, including changes in consumer preferences away from restaurants of the type operated by the Company, may have a disproportionate and materially adverse impact on the Company's business, operating results and prospects.

        UNCERTAIN ABILITY TO MANAGE GROWTH AND CONVERSIONS. A significant element of the Company's business plan is to expand through the location of sites that provide opportunities for new construction or conversion of existing restaurants. For example, the Company opened a BJ's Restaurant & Brewhouse in Irvine, California and a BJ's Restaurant & Brewery in Chandler, Arizona in August 2001 and October 2001, respectively. In addition, the Company opened a BJ's Restaurant & Brewhouse in Thousand Oaks, California in August 2002 and has signed leases for, and plans to open, restaurants in Oxnard and Cupertino, California and Louisville, Texas during the last half of 2002. The Company's ability to successfully convert recently acquired restaurants and to expand will depend on a number of factors, including the selection and availability of suitable locations, the hiring and training of sufficiently skilled management and other personnel, the availability of distributors and suppliers, the obtaining of necessary governmental permits and authorizations, and contracting with appropriate development and construction firms. Many of these factors are beyond the control of the Company. There is no assurance that the Company will be able to successfully convert recently acquired restaurants or to open any new restaurants, or that any new restaurants will be opened at budgeted costs or in a timely manner, or that such restaurants can be operated profitably.

        LIMITATIONS AND VULNERABILITY AS A RESULT OF GEOGRAPHIC CONCENTRATION OF MANAGEMENT'S EXPERIENCE. Management's experience is limited to operating the restaurants in Southern California and Oregon, and one restaurant each in Colorado and Arizona. Because the Company's management has limited operating experience outside of these areas, there is no assurance that the Company will be successful in other geographic areas. For example, the Company's lack of experience with construction and development outside these areas may increase associated risks of development and construction as the Company expands outside these areas. Expansion to other geographic areas may require substantially more funds for advertising and marketing since the Company will not initially have name recognition or word of mouth advertising available to it in other areas. The centralization of the Company's management in Southern California may be a problem in terms of its current and future expansion to new geographic areas, because the Company lacks experience with local distributors, suppliers and consumer factors and other issues as a result of the distance between the Company's main headquarters and its restaurant sites. These factors could impede the growth of the Company and could negatively impact the Company's profitability

        GEOGRAPHIC CONCENTRATION OF COMPANY'S OPERATIONS. The Company's operations are concentrated in Southern California and Oregon. Adverse economic conditions in any of these areas could adversely impact the Company.

        RESTAURANT INDUSTRY COMPETITION. The restaurant industry is intensely competitive with respect to price, service quality, location, ambiance and food quality, both within the casual dining segment and in general. As a result, the rate of failure for restaurants is very high, and the business of owning and operating restaurants involves greater risks than for businesses generally. The Company has many competitors in the casual dining segment that have substantially greater financial and other resources than the Company and may be better established in those markets where the Company has opened or intends to open restaurants. There is no assurance that the Company will be able to compete successfully with its competitors.

        SIGNIFICANT IMPACT OF BEER AND LIQUOR REGULATIONS. The Company is required to operate in compliance with federal licensing requirements imposed by the Bureau of Alcohol, Tobacco and Firearms of the United States Department of Treasury, as well as the licensing requirements of states and municipalities where its restaurants are or will be located. Failure to comply with federal, state or local regulations could cause the Company's licenses to be revoked and force it to cease the brewing and/or sale of alcoholic beverages at its restaurants. Additionally, state liquor laws may prevent or impede the expansion of the Company's restaurants into certain markets. The liquor laws of certain states prevent the Company from selling at wholesale the beer brewed at its restaurants. Any difficulties, delays or failures in obtaining such licenses, permits or approvals could delay or prevent the opening of a restaurant in a particular area.

        DEPENDENCE UPON CONSUMER TRENDS. The Company's restaurants are, by their nature, dependent upon consumer trends with respect to the public's tastes, eating habits (including increased awareness of nutrition), public perception toward alcohol consumption and discretionary spending priorities, all of which can shift rapidly. In general, such trends are significantly affected by many factors, including the national, regional or local economy, changes in area demographics, public perception and attitudes, increases in regional competition, food, liquor and labor costs, traffic patterns, weather, natural disasters and the availability and relative cost of automobile fuel. Any negative change in any of the above factors could negatively affect the Company and its operations.

        DEPENDENCE ON KEY PERSONNEL. The Company's success depends to a significant extent on the performance and continued service of its Co-Chief Executive Officers and certain key employees. Paul Motenko, serves as Co-Chief Executive Officer, Chairman of the Board, Vice President and Secretary of the Company; and Jeremiah J. Hennessy, serves as Co-Chief Executive Officer, President and Director of the Company. The Company currently has employment agreements with Mr. Motenko and Mr. Hennessy. Competition for employees with such specialized training is intense and there can be no assurance that the Company will be successful in retaining such personnel. In addition, there can be no assurance that employees will not leave the Company or compete against the Company. The Company currently has $5,000,000 in key person life insurance for each of Mr. Motenko and Mr. Hennessy. If the services of any members of management become unavailable for any reason, it could affect the Company's business and prospects adversely.

        RISKS ASSOCIATED WITH LEASED PROPERTIES. The Company's 27 restaurants are all on leased premises. Certain of these leases expire in the near term and there is no automatic renewal or option to renew. No assurance can be given that leases can be renewed, or, if renewed, rents will not increase substantially, either of which could adversely affect the Company. Other leases are subject to renewal at fair market value, which could involve substantial rent increases.

        PIETRO'S ACQUISITION OUT OF BANKRUPTCY. The Company acquired 26 restaurants pursuant to a plan of reorganization filed by Pietro's Corporation with the U.S. Bankruptcy Court. The Company has since sold or closed eighteen of the 26 restaurants and now operates the remaining restaurants as four BJ's concept units and four Pietros units. Pietro's Corporation was unable to operate its restaurants on a profitable basis, and there is no assurance that the Company will be able to operate these restaurants on a profitable basis in the future. As of June 30, 2002, the Company had a reserve for store closures of approximately $215,000, to cover the anticipated losses for two locations in Oregon. No additional restaurant closings are planned as of June 30, 2002, but with long-term changes in real estate markets and local restaurant markets, additional units may be identified in future years for closure.

        INCREASES IN FOOD COSTS. The Company's gross margins are highly sensitive to changes in food costs, which sensitivity requires management to be able to anticipate and react to such changes. Various factors beyond the Company's control, including adverse weather, labor strikes and delays in any of the restaurants' frequent deliveries, may negatively affect food costs, quality and availability. While in the past, management has been able to anticipate and react to increasing food costs through, among other things, purchasing practices, menu changes and price adjustments, there can be no assurance that it will be able to do so in the future.

        INCREASE IN MINIMUM WAGE. There have been several recent increases in the federal and some state minimum wage requirements, and there may be additional increases in the future. For example, an 8.0 percent increase in the California minimum wage to $6.75 took effect on January 1, 2002. A substantial majority of employees working in restaurants operated by the Company receive salaries equal to the applicable minimum wage and future increases in the minimum wage will increase the operating expenses of the Company.

        POTENTIAL UNINSURED LOSSES. The Company has comprehensive insurance, including general liability, fire and extended coverage, which the Company considers adequate. However, there are certain types of losses which may be uninsurable or not economically insurable. Such hazards may include earthquake, hurricane, flood losses and employee practices. While the Company currently maintains limited earthquake coverage, it may not be economically feasible to do so in the future. If such a loss should occur, the Company would, to the extent that it is not covered for such loss by insurance, suffer a loss of the capital invested in, as well as anticipated profits and/or cash flow from, such damaged or destroyed properties. Punitive damage awards are generally not covered by insurance; thus, any awards of punitive damages as to which the Company may be liable could adversely affect the ability of the Company to continue to conduct its business, to expand its operations or to develop additional restaurants. There is no assurance that any insurance coverage maintained by the Company will be adequate, that it can continue to obtain and maintain such insurance at all or that the premium costs will not rise to an extent that they adversely affect the Company or the Company's ability to economically obtain or maintain such insurance.

        TRADEMARK AND SERVICEMARK RISKS. The Company's registered trademarks and service marks include, among others, the word mark "BJ's Chicago Pizzeria", and the Company's stylized logo which includes the words "BJ's Pizza, Grill, Brewery". In addition, the Company has registered the word marks "BJ'S," "Tatonka" and "Harvest Hefeweizen" for its proprietary beer and "Pizookie" for its proprietary dessert. The Company has also filed for word marks, for "BJ's Restaurant & Brewery," "BJ's Restaurant & Brewhouse" and "BJ's Pizza & Grill", and has registered all of its marks with the United States Patent and Trademark Office. Management believes that the trademarks, service marks and other proprietary rights have significant value and are important to the Company's brand-building effort and the marketing of its restaurant concepts, however, there are other restaurants using the name BJ's throughout the United States. The Company has in the past, and expects to continue to, vigorously protect its proprietary rights. Management cannot predict, however, whether steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of these rights or the use by others of restaurant features based upon, or otherwise similar to, the Company's concept. It may be difficult for the Company to prevent others from copying elements of its concept and any litigation to enforce its rights will likely be costly.

        EFFECTS OF COMPLIANCE WITH GOVERNMENT REGULATION. The Company is subject to various federal, state and local laws, rules and regulations affecting its businesses and operations. Each of the Company's restaurants is and shall be subject to licensing regulation and reporting requirements by numerous governmental authorities which may include alcoholic beverage control, building, land use, environmental protection, health and safety and fire agencies in the state or municipality in which the restaurant is located. Difficulties in obtaining or failures to obtain the necessary licenses or approvals could delay or prevent the development or operation of a given restaurant or limit, as with the inability to obtain a liquor or restaurant license, its products and services available at a given restaurant. Any problems which the Company may encounter in renewing such licenses in one jurisdiction may adversely affect its licensing status on a federal, state or municipal level in other relevant jurisdictions.

        NO DIVIDENDS. It is the current policy of the Company that it will retain earnings, if any, for expansion of its operations, remodeling or conversion of existing restaurants and other corporate purposes and it will not pay any cash dividends in respect of the Common Stock in the foreseeable future.

        THE ABOVE RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS AND INFORMATION INCORPORATED HEREIN BY REFERENCE BEFORE PURCHASING THE SECURITIES OFFERED HEREBY. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN OR INCORPORATED HEREIN BY REFERENCE, THE DISCUSSION IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS AND INCORPORATED BY REFERENCE HEREIN SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN OR ARE INCORPORATED HEREIN BY REFERENCE INTO THIS PROSPECTUS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HERE OR INCORPORATED HEREIN BY REFERENCE. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED ABOVE, AS WELL AS THOSE DISCUSSED ELSEWHERE HEREIN OR INCORPORATED HEREIN BY REFERENCE.

SELLING STOCKHOLDERS

        This prospectus relates to the possible offer and sale of shares acquired by the Selling Stockholders named below through the exercise of the options granted under the Company's 1996 Stock Option Plan, the Option Agreement with Paul A. Motenko and the Option Agreement with Jeremiah J. Hennessy. Each of the Selling Stockholders is an executive officer or director of the Company. The following table sets forth the names of such executive officers and directors who may be Selling Stockholders from time to time, along with the number of shares of Common Stock available that they can acquire through the Plan and the number of shares offered for sale hereby. The address for each Selling Stockholder is c/o Chicago Pizza & Brewery, Inc., 16162 Beach Boulevard, Suite 100, Huntington Beach, CA 92647. The number of shares offered for sale by such individuals may be updated in supplements to this Prospectus, which will be filed with the SEC in accordance with Rule 424(b) under the Securities Act, as amended, as may be necessary.

Number of Options to Purchase Common Stock
Pursuant to Grants(1)

	COMMON SHARES BENEFICIALLY OWNED BEFORE OFFERING(2)			COMMON SHARES BENEFICIALLY OWNED AFTER OFFERING(3)
			COMMON SHARES TO BE OFFERED
NAME AND RELATION TO COMPANY
				NUMBER	PERCENT
Paul A. Motenko Co-Chief Executive Officer, Chairman of the Board, Vice-President and Secretary	676,357	(4)	330,679	345,678	1.7%
Jeremiah J. Hennessy Co-Chief Executive Officer, President and Director	658,057	(5)	330,679	327,378	1.6%
James A. Dal Pozzo Director	7,293,058	(6)	35,000	7,258,058	35.4%
Shann M. Brassfield Director	6,102,858	(7)	35,000	6,067,858	29.6%
Steven C. Leonard Director	35,000	(8)	35,000	-0-	*
John F. Grundhofer Director	60,000	(9)	35,000	25,000	*
J. Roger King Director	28,500	(10)	25,000	3,500	*
Louis M. Mucci Director	25,000	(11)	25,000	-0-	*
C. Douglas Mitchell Chief Financial Officer	50,000	(12)	50,000	-0-	*
Michael A. Nahkunst Chief Operating Officer	150,000	(13)	150,000	-0-	*
Alexander M. Puchner Sr. Vice President of Brewing Operations	168,500	(14)	100,000	68,500	*
R. Dean Gerrie Chief Branding Officer	102,500	(15)	100,000	2,500	*
Salvador Navarro Senior Vice President of Food and Beverage	100,000	(16)	100,000	-0-	*

*
Indicates less than one percent (1%).

(1)
Options granted under the 1996 Stock Option Plan, the Option Agreement with Paul A. Motenko and the Option Agreement with Jeremiah J. Hennessy have vested or shall vest and become exercisable pursuant to the specific terms and conditions of the agreements underlying such stock option grants.

(2)
For purposes of this table, shares beneficially owned include shares that may be acquired upon exercise of all outstanding options held by the named individual, regardless of the option exercise dates.

(3)
Based on 20,493,573 shares of Common Stock, consisting of 19,142,215 shares of Common Stock issued and outstanding on August 6, 2002, and 1,351,358 shares of Common Stock to be offered in connection with the offering described in this Prospectus, assuming with respect to each listed beneficial owner, (i) the exercise or conversion of any option held by each such owner exercisable or convertible within 60 days, (ii) the exercise or conversion of any option held by each such owner included in this prospectus, and (iii) the beneficial owner sells all of the shares of Common Stock registered herein.

(4)
Consists of (i) 345,678 shares of Common Stock owned by Mr. Motenko and (ii) 330,679 shares of Common Stock issuable upon exercise of options granted to Mr. Motenko pursuant to the Option Agreement with Paul Motenko.

(5)
Consists of (i) 327,378 shares of Common Stock owned by Mr. Hennessy and (ii) 330,679 shares of Common Stock issuable upon exercise of options granted to Mr. Hennessy pursuant to the Option Agreement with Jeremiah Hennessy.

(6)
Consists of (i) 6,067,858 shares held of record by BJ Chicago, LLC, (ii) 1,190,200 shares held of record by The Jacmar Companies and (iii) 35,000 shares of Common Stock issuable upon exercise of options granted to Mr. Dal Pozzo pursuant to the 1996 Plan of which 12,500 are currently exercisable and 22,500 shall vest and become exercisable pursuant to the specific terms and conditions of the agreement underlying such stock option grant. Mr. Dal Pozzo is an executive officer and director of The Jacmar Companies, which owns 50% of BJ Chicago LLC.

(7)
Consists of (i) 6,067,858 shares held of record by BJ Chicago, LLC and (ii) 35,000 shares of Common Stock issuable upon exercise of options granted to Mr. Brassfield pursuant to the 1996 Plan of which 12,500 are currently exercisable and 22,500 shall vest and become exercisable pursuant to the specific terms and conditions of the agreement underlying such stock option grant. Mr. Brassfield is an executive officer and director of Golden Resorts, Inc., which owns 50% of BJ Chicago LLC.

(8)
Consists of 35,000 shares of Common Stock issuable upon exercise of options granted to Mr. Leonard pursuant to the 1996 Plan of which 12,500 are currently exercisable and 22,500 shall vest and become exercisable pursuant to the specific terms and conditions of the agreement underlying such stock option grant.

(9)
Consists of (i) 25,000 shares of Common Stock of which Mr. Grundhofer is the beneficial owner and (ii) 35,000 shares of Common Stock issuable upon exercise of options granted to Mr. Grundhofer pursuant to the 1996 Plan which shall vest and become exercisable pursuant to the specific terms and conditions of the agreement underlying such stock option grant.

(10)
Consists of (i) 3,500 shares of Common Stock of which Mr. King is the beneficial owner and (ii) 25,000 shares of Common Stock issuable upon exercise of options granted to Mr. King pursuant to the 1996 Plan which shall vest and become exercisable pursuant to the specific terms and conditions of the agreement underlying such stock option grant.

(11)
Consists of 25,000 shares of Common Stock issuable upon exercise of options granted to Mr. Mucci pursuant to the 1996 Plan which shall vest and become exercisable pursuant to the specific terms and conditions of the agreement underlying such stock option grant.

(12)
Consists of 50,000 shares of Common Stock issuable upon exercise of options granted to Mr. Mitchell pursuant to the 1996 Plan which shall vest and become exercisable pursuant to the specific terms and conditions of the agreement underlying such stock option grant.

(13)
Consists of 150,000 shares of Common Stock issuable upon exercise of options granted to Mr. Nahkunst pursuant to the 1996 Plan which shall vest and become exercisable pursuant to the specific terms and conditions of the agreement underlying such stock option grant.

(14)
Consists of (i) 68,500 shares of Common Stock of which Mr. Puchner is the beneficial owner and (ii) 100,000 shares of Common Stock issuable upon exercise of options granted to Mr. Puchner pursuant to the 1996 Plan of which 50,000 are currently exercisable and 50,000 shall vest and become exercisable pursuant to the specific terms and conditions of the agreement underlying such stock option grant.

(15)
Consists of (i) 2,500 shares of Common Stock of which Mr. Gerrie is the beneficial owner and (ii) 100,000 shares of Common Stock issuable upon exercise of options granted to Mr. Gerrie pursuant to the 1996 Plan of which 75,000 are currently exercisable and 25,000 shall vest and become exercisable pursuant to the specific terms and conditions of the agreement underlying such stock option grant.

(16)
Consists of 100,000 shares of Common Stock issuable upon exercise of options granted to Mr. Navarro pursuant to the 1996 Plan of which 55,000 are currently exercisable and 45,000 shall vest and become exercisable pursuant to the specific terms and conditions of the agreement underlying such stock option grant.

PLAN OF DISTRIBUTION

        The Selling Stockholders may sell shares of Common Stock being registered pursuant to the registration statement of which this Prospectus is a part (collectively, the "Registered Securities") from time to time in transactions (which may include block transactions by or for the account of the Selling Stockholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the Registered Securities, through a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. If any Selling Stockholder sells his, her or its Registered Securities, or options thereon, pursuant to this Prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if any Selling Stockholder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the Registered Securities, a post- effective amendment to the Registration Statement of which this Prospectus is a part would need to be filed and declared effective by the Securities and Exchange Commission before such Selling Stockholder could make such sale, pay such compensation or make such a distribution. The Company is under no obligation to file a post-effective amendment to the Registration Statement of which this Prospectus is a part under such circumstances.

        The Company will not receive any proceeds from the sale of the Registered Securities by the Selling Stockholders. The Selling Stockholders may effect transactions in their Registered Securities by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Stockholders or to broker-dealers who may purchase the Selling Stockholders' Securities as principals and thereafter sell such securities from time to time in the over-the-counter market, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both. The Selling Stockholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such securities might be deemed to be underwriting discounts and commissions under the Securities Act.

        The Selling Stockholders have been advised that during the time each is engaged in distribution of the securities covered by this Prospectus, each must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant thereto: (i) shall not engage in any stabilization activity in connection with the Company's securities; (ii) shall furnish each broker through which securities covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii) shall not bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the Securities Exchange Act of 1934, as amended. Any Selling Stockholders who may be "affiliated purchasers" of the Company as defined in Regulation M have been further advised that they must coordinate their sales under this Prospectus with each other and the Company for purposes of Regulation M.

        Under applicable rules and regulations under the Exchange Act of 1934, as amended, any person engaged in a distribution of these shares may not simultaneously engage in certain activities with respect to such shares prior to the commencement of such distribution. In addition to, and without limiting the foregoing, each of the Selling Stockholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act.

EXPERTS AND COUNSEL

        No expert named in the Registration Statement as having prepared or certified any part thereof or the Company's counsel named as having given an opinion on the validity of the securities registered or other legal matters in connection with the registration or offering of such securities was employed for such purpose on a contingent basis. No expert or counsel had or is to receive a substantial direct or indirect interest in the Company or any of the Company's subsidiaries in connection with the offering. No expert or counsel was connected to the Company or its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

USE OF PROCEEDS

        The Company is not able to predict when, if ever, any or all of these shares will be offered or sold. Therefore, the Company cannot estimate the net proceeds from the sale of these shares. The Company will not receive any of the proceeds from such sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Pursuant to provisions of the California General Corporation Law, the Articles of Incorporation of the Company, as amended, include a provision which eliminates the personal liability of its directors to the Company and its shareholders for monetary damage to the fullest extent permissible under California law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of a serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) under Section 310 of the California General Corporation Law (concerning contracts or transactions between the Company and a director) or (vii) under Section 316 of the California General Corporation Law (concerning directors' liability for improper dividends, loans and guarantees). The provision does not eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his actions, if negligent or improper, have been ratified by the Board of Directors. Further, the provision has no effect on claims arising under federal or state securities or blue sky laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders.

        The Company's Articles of Incorporation authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by California law. The Company's Articles of Incorporation also authorize the Company to indemnify its officers, directors and agents for breach of duty to the corporation and its shareholders through bylaw provisions, agreements or both, in excess of the indemnification otherwise provided under California law, subject to certain limitations. The Company has entered into indemnification agreements with certain directors and officers whereby the Company will indemnify each such person (an "indemnitee") against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving in his employment capacity. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent that the indemnitee has not already received payments in respect of a claim from the Company or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act.

        The Company has purchased directors' and officers' liability insurance policy insuring directors and officers of the Company.

CHICAGO PIZZA & BREWERY, INC.

1,351,358 Shares of Common Stock
no par value per share

PROSPECTUS

September 10, 2002

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The Company hereby incorporates by reference in this Registration Statement the following documents filed with the Commission by the Company:

  (a)
  The Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Commission on March 26, 2002.

  (b)
  The Company's Proxy Statement for the Annual Meeting of Stockholders, held June 19, 2002.

  (c)
  The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

  (d)
  The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.

  (e)
  The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2 filed with the Commission on June 28, 1996, as amended by the Company's Registration Statement on Form SB-2/A filed with the Commission on August 1, 1996 and the Company's Registration Statement on Form SB-2/A filed with the Commission on August 22, 1996 (File No. 333-5182-LA).

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein by the Company and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein by the Company shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Pursuant to provisions of the California General Corporation Law, the Articles of Incorporation of the Company, as amended, include a provision which eliminates the personal liability of its directors to the Company and its shareholders for monetary damage to the fullest extent permissible under California law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of a serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) under Section 310 of the California General Corporation Law (concerning contracts or transactions between the Company and a director) or (vii) under Section 316 of the California General Corporation Law (concerning directors' liability for improper dividends, loans and guarantees). The provision does not eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his actions, if negligent or improper, have been ratified by the Board of Directors. Further, the provision has no effect on claims arising under federal or state securities or blue sky laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders.

        The Company's Articles of Incorporation authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by California law. The Company's Articles of Incorporation also authorize the Company to indemnify its officers, directors and agents for breach of duty to the corporation and its shareholders through bylaw provisions, agreements or both, in excess of the indemnification otherwise provided under California law, subject to certain limitations. The Company has entered into indemnification agreements with certain directors and officers whereby the Company will indemnify each such person (an "indemnitee") against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving in his employment capacity. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent that the indemnitee has not already received payments in respect of a claim from the Company or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act.

        The Company has purchased directors' and officers' liability insurance policy insuring directors and officers of the Company.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings

  (a)
  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii)  To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California, on the 10th day of September, 2002.

Chicago Pizza & Brewery, Inc.
By	/s/ PAUL A. MOTENKO Paul A. Motenko, Co-Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Each person whose signature appears below appoints Paul A. Motenko, with full power of substitution and resubstitution, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

Signature		Title	Date
By:	/s/ PAUL A. MOTENKO Paul A. Motenko	Co-Chief Executive Officer, Chairman of the Board, Vice-President and Secretary	September 10, 2002
By:	/s/ JEREMIAH J. HENNESSY Jeremiah J. Hennessy	Co-Chief Executive Officer, President and Director	September 10, 2002
By:	/s/ JAMES A. DAL POZZO James A. Dal Pozzo	Director	September 10, 2002
By:	/s/ SHANN M. BRASSFIELD Shann M. Brassfield	Director	September 10, 2002
By:	/s/ STEVEN C. LEONARD Steven C. Leonard	Director	September 10, 2002
By:	/s/ JOHN F. GRUNDHOFER John F. Grundhofer	Director	September 10, 2002
By:	/s/ J. ROGER KING J. Roger King	Director	September 10, 2002
By:	/s/ LOUIS M. MUCCI Louis M. Mucci	Director	September 10, 2002

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Specimen Common Stock Certificate of the Company, incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form SB-2 filed with the Commission on June 28, 1996, as amended by the Company's Registration Statement on Form SB-2/A filed with the Commission on August 1, 1996 and the Company's Registration Statement on Form SB-2/A filed with the Commission on August 22, 1996 (File No. 333-5182-LA) (as amended, the "SB-2 Registration Statement").
4.2	Form of Representative's Warrant, incorporated by reference to Exhibit of the SB-2 Registration Statement.
4.3	Chicago Pizza & Brewery, Inc. 1996 Stock Option Plan, incorporated by reference to Exhibit 10.7 of the SB-2 Registration Statement.
4.4	Amendment to the Chicago Pizza & Brewery, Inc. 1996 Stock Option Plan.*
5.1	Opinion of counsel as to legality of securities being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Jeffer, Mangels, Butler & Marmaro LLP (included in Exhibit 5.1).
25.1	Power of Attorney—see Signature Page to this Registration Statement.

*
Previously filed with the Company's Registration Statement on Form S-8 filed on June 19, 2001.

QuickLinks

EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
THE COMPANY
RISK FACTORS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
EXPERTS AND COUNSEL
USE OF PROCEEDS
INDEMNIFICATION OF DIRECTORS AND OFFICERS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS